EXHIBIT 10.1

AMENDMENT NO. 6 TO AMENDED AND RESTATED
CREDIT FACILITIES AGREEMENT

This AMENDMENT NO. 6 TO AMENDED AND RESTATED CREDIT FACILITIES AGREEMENT (this “Agreement”) is entered into and effective as of June 25, 2008, by and among (1) Pomeroy IT Solutions, Inc. (formerly known as, Pomeroy Computer Resources, Inc., and as successor by merger with Val Tech Computer Systems, Inc.), (2) Pomeroy Select Integration Solutions, Inc., (3) Pomeroy Staffing Solutions, LLC (formerly, prior to conversion, Pomeroy Select Advisory Services, Inc.), (4) Pomeroy IT Solutions Sales Company, Inc. (formerly known as, Pomeroy Computer Resources Sales Company, Inc., and as successor by merger with TheLinc, LLC and as successor by merger with Micrologic Business Systems of K.C., LLC), (5) Pomeroy Computer Resources Holding Company, Inc., (6) Pomeroy Computer Resources Operations, LLP, (7) PCR Holdings, Inc. (formerly known as, Technology Integration Financial Services, Inc.), (8) PCR Properties, LLC (formerly, prior to conversion, PCR Properties, Inc., and prior to such conversion, formerly known as, T.I.F.S. Advisory Services, Inc.), (9) Alternative Resources Corporation, a Delaware corporation (as successor by merger with Pomeroy Acquisition Sub, Inc.), (10) ARC Service, Inc., a Delaware corporation, (11) ARC Staffing Management LLC, a Delaware limited liability company, (12) ARC Shared Services LLC, a Delaware limited liability company, (13) ARC Technology Management LLC, a Delaware limited liability company, (14) ARC Solutions, Inc., a Delaware corporation, and (15) ARC Midholding, Inc., a Delaware corporation (collectively and separately referred to as, “Borrower” or “Borrowers”), and GE Commercial Distribution Finance Corporation, formerly known as Deutsche Financial Services Corporation (“GECDF”), as Administrative Agent, and GECDF as the sole Lender.

Recitals:

A.
Borrower, Administrative Agent and Lenders are party to that certain Amended and Restated Credit Facilities Agreement dated as of June 25, 2004, as amended by Amendment No. 1 (with Waiver) to Amended and Restated Credit Facilities Agreement dated as of March 31, 2006, as amended by Amendment No. 2 (with Waiver) to Amended and Restated Credit Facilities Agreement dated as of April 13, 2006, as amended by Amendment No. 3 (with Waiver) to Amended and Restated Credit Facilities Agreement dated as of June 23, 2006, as amended by Amendment No. 4 to Amended and Restated Credit Facilities Agreement dated as of June 25, 2007, as amended by Amendment No. 5 to Amended and Restated Credit Facilities Agreement dated as of April 15, 2008, and as further amended or modified or consented to from time to time (the “Loan Agreement”).

B.	GE Commercial Distribution Finance Corporation, as the sole Lender, and Borrower have agreed to the provisions set forth herein on the terms and conditions contained herein.

Agreement

Therefore, in consideration of the mutual agreements herein and other sufficient consideration, the receipt of which is hereby acknowledged, Borrower, Administrative Agent and Lender hereby agree as follows:

1.            Definitions. All references to the “Agreement” or the “Loan Agreement” in the Loan Agreement and in this Agreement shall be deemed to be references to the Loan Agreement as it may be amended, restated, extended, renewed, replaced, or otherwise modified from time to time.  Capitalized terms used and not otherwise defined herein have the meanings given them in the Loan Agreement.

2.            Effectiveness of Agreement.  This Agreement shall become effective as of the date first written above, but only if this Agreement has been executed by Borrower, Administrative Agent and Lender, and only if all of the documents listed on Exhibit A to this Agreement have been delivered and, as applicable, executed, sealed, attested, acknowledged, certified, or authenticated, each in form and substance satisfactory to Administrative Agent and Lender, and a “Sixth Amendment Fee” in the amount of Eighty Thousand Dollars ($80,000) shall be paid to Lender, provided, however, if the Aggregate Floorplan Loan Volume plus, without duplication, the Interim Floorplan Loan for the period June 25, 2008 through and including June 24, 2009 is greater than One Hundred Twenty Million Dollars ($120,000,000), then on or before July 31, 2009, GECDF shall refund Thirty Thousand Dollars ($30,000) of the previously paid Sixth Amendment Fee.   Borrower hereby irrevocably authorizes the Administrative Agent to make a Revolving Loan to pay the Sixth Amendment Fee.

3.            Treatment of Airplane Lease Termination.  Borrower has informed the Administrative Agent that it intends to terminate its lease of its corporate airplane (the “Airplane Lease”).  Borrower has requested that that the Lender confirm that any loss due to the termination of the Airplane Lease shall be considered an “nonrecurring loss” under clause (B)(i) of the definition of EBITDA.

The Lender hereby confirms that any loss due to the termination of the Airplane Lease shall be a “nonrecurring loss” under clause (B)(i) of the definition of EBITDA.

4.            Amendments.  The Loan Agreement is hereby amended as follows:

4.1.         Revolving Loans Aggregate Amount.   Section 3.1.1 of the Loan Agreement is deleted and replaced with the following:

“3.1.1.  Aggregate Amount.  Subject to the limitations in Section 3.1.2, Section 3.6 and elsewhere herein, each Lender commits to make available to Borrower, from the Effective Date to the Revolving Loan Maturity Date, such Lender’s pro-rata share (as listed on Exhibit 3 hereto) of an “Aggregate Revolving Loan Commitment” that is initially Eighty Million Dollars ($80,000,000), but which may decrease from time to time as provided herein, minus the outstanding amount of the Swingline Loans and minus the outstanding amount of the Aggregate Floorplan Loans made and outstanding Approvals granted due to any unused portion of the Aggregate Revolving Loan Facility as provided in Section 3.2.1, by funding such Lender’s pro-rata share of Revolving Loan Advances made from time to time by Administrative Agent as provided herein.  Subject to the limitations in Section 3.1.2 and elsewhere herein, payments and prepayments that are applied to reduce the Aggregate Revolving Loan may be reborrowed through Revolving Loan Advances.  Each Lender’s Revolving Loan Commitment is its pro-rata share of the Aggregate Revolving Loan Commitment.  Upon any reduction of the Aggregate Revolving Loan Commitment permitted in this Agreement, each Lender’s Revolving Loan Commitment will automatically reduce by such Lender’s pro-rata share of such reduction of the Aggregate Revolving Loan Commitment.”

4.2.         Borrowing Base.   Section 3.1.4. of the Loan Agreement is deleted and replaced with the following:

“The “Borrowing Base” on any date shall be:

3.1.4.1.  (A) 85% of the total outstanding principal balance of all of Borrowers’ Eligible Accounts as of the close of business on such date, or as certified in the Borrowing Base Certificate most recently furnished to Administrative Agent as required in Section 13.14.1, whichever is less, plus (B) the lesser of (i) Thirteen Million Dollars ($13,000,000) and (ii) 65% of the total outstanding principal balance of all of Borrowers’ Eligible Unbilled Service Accounts as of the close of business on such date, or as certified in the Borrowing Base Certificate most recently furnished to Administrative Agent as required in Section 13.14.1, whichever is less; minus

3.1.4.2.  Ten Million Dollars ($10,000,000) provided, however, at any time if, for the preceding complete two fiscal quarters there has been no Default or Event of Default, then, beginning on the first day of the next following fiscal quarter, the foregoing amount shall be reduced to Five Million Dollars ($5,000,000); provided further, however, if a Default or an Event of Default subsequently occurs, then such amount shall immediately be increased to Ten Million Dollars ($10,000,000) but such amount shall be reduced to Five Million Dollars ($5,000,000) if any such Default or Event of Default is waived or cured to the satisfaction of the Administrative Agent and the Required Lenders, and no Default or Event of Default occurs for the next two fiscal quarter period following any such waiver or cure (such reduction to occur beginning on the first day of the next following fiscal quarter); minus

3.1.4.3.   the amount, as determined by Administrative Agent, on the Aggregate Floorplan Loan Facility and the Interim Floorplan Loan Facility not paid by Borrower due to a bona fide, good faith dispute by Borrower with regards to any invoice from a Vendor relating to any particular Advance under the Aggregate Floorplan Loan Facility or Interim Floorplan Loan Facility, as the case may be (although failure of Borrower to pay such amounts by the final due date as set forth in the applicable Statement of Transaction will be an immediate Event of Default); minus.

3.1.4.4.   any other reserves or deductions from the “Borrowing Base” which Administrative Agent or the Required Lenders believe to be appropriate in their respective commercially reasonable discretion.”

4.3.         Eligible Accounts.   The lead-in clause to the definition of Eligible Accounts in Section 3.1.5 is deleted and replaced with the following:

““Eligible Accounts” include all of Borrowers’ Accounts other than Eligible Unbilled Service Accounts and other than the following, unless approved in writing by Administrative Agent in each case:”

4.4.         Eligible Unbilled Service Accounts.   A new Section 3.1.6 is hereby added to the Loan Agreement as follows:

“3.1.6  Eligible Unbilled Service Accounts.  “Eligible Unbilled Service Accounts” includes all of Borrowers’ Unbilled Service Accounts other than all Eligible Accounts and all of the following, unless approved in writing by Administrative Agent in each case:  (i) any Unbilled Service Account with respect to which Administrative Agent does not have a valid and enforceable, perfected first priority Security Interest; (ii) any Unbilled Service Account which is greater than 30 days old from the last month end Recruitmax Accrual Report; (iii) any Unbilled Service Account of a single Account Debtor if 50% or more of the balances due on all Accounts of such Account Debtor are ineligible under Section 3.1.4.1(A); (iv) any Unbilled Service Account with respect to which the Account Debtor is a Borrower, a Subsidiary or an Affiliate thereof or an employee or officer of Borrower or any Subsidiary or Affiliate thereof; (v) any Unbilled Service Account with respect to which the Account Debtor does not maintain its chief executive office within the United States and any Unbilled Service Account with respect to which the Account Debtor is the government of any foreign country or any municipality or other political subdivision thereof, or any department, agency, public corporation or other instrumentality thereof; (vi) any Unbilled Service Account which is created from the rental or lease of any Inventory not owned by Borrower; (vii) any Unbilled Service Account with respect to goods or services whose delivery or performance has been rejected by the Account Debtor or whose earlier acceptance has been revoked; (viii) Intentionally Omitted; (ix) any Unbilled Service Account owing by an Account Debtor that is the subject of a bankruptcy or similar insolvency proceeding, has made an assignment for the benefit of creditors, has acknowledged that it is unable to pay its debts as they mature, or whose assets have been transferred to a receiver or trustee, or who has ceased business as a going concern; (x)  any Unbilled Service Account with respect to which the Account Debtor’s obligation to pay the Unbilled Service Account is conditional upon the Account Debtor’s approval or is otherwise subject to any repurchase obligation or return right, as with sales made on a bill and hold, guarantied sale, sale and return, sale on approval (except with respect to Unbilled Service Accounts in connection with which Account Debtors are entitled to return Inventory solely on the basis of the quality of such Inventory) or consignment basis; (xi) any Unbilled Service Account owing by an Account Debtor that has disputed liability or made any claim with respect to any other Account due from such Account Debtor, or that has any right of set-off against such Account, or to which Borrower is indebted in any way, but only to the extent of such indebtedness, set-off, dispute or claim; (xii) any Unbilled Service Account subject to a chargeback from a volume discount or an advertising discount, but only to the extent of such chargeback or discount; (xiii) any Unbilled Service Account owing by an Account Debtor whose Indebtedness to Borrower exceeds a credit limit satisfactory to Administrative Agent; (xiv) Intentionally Omitted; (xv) any Unbilled Service Account with respect to which the delivery of goods or performance of services is bonded in favor of Borrower; (xvi) any Unbilled Service Account as to which Administrative Agent does not have the right or ability to obtain direct payment to Administrative Agent; (xvii) any Unbilled Service Account with respect to which any of the covenants and agreements contained in any of the Loan Documents or any of the Representations and Warranties are not or have ceased to be complete and correct or have been breached; (xviii) any Unbilled Service Account which is evidenced by a promissory note or other instrument or by chattel paper or which has been reduced to judgment; (xix) any Unbilled Service Account which arises out of a sale or lease not made in the ordinary course of Borrower’s business; (xx) Intentionally Omitted; (xxi) Intentionally Omitted; (xxii) any Unbilled Service Account owing from any supplier or Vendor of any Borrower, including, without limitation under or in connection with any rebate, subsidy, incentive or similar program; (xxiii) any Unbilled Service Account owing to any Person other than  Borrower; (xxiv) any Unbilled Service Account arising from the leasing of Inventory; (xxv)  any Unbilled Service Accounts that are Lease-in-Process Inventory; (xxvi) with regards to any Unbilled Service Accounts arising from the provision of services, any such Accounts which are invoiced prior to the performance of the applicable services; (xxvii) any Unbilled Service Account as to which Administrative Agent has determined in its reasonable discretion that the prospect of payment or collection on a timely basis is impaired or that Administrative Agent otherwise deems in its reasonable discretion to be uncreditworthy.  Notwithstanding the foregoing, Unbilled Service Accounts owned by a Target Company may be included within the definition of “Eligible Accounts” and within the Borrowing Base on the day of the closing of a Permitted Acquisition to fund such Permitted Acquisition if and only if such Unbilled Service Accounts meet the eligibility requirements of each clause of this Section immediately upon the closing of such Permitted Acquisition.”

4.5.          Limitations on Revolving Loan Advances.   Section 3.2.1 of the Loan Agreement is deleted and replaced with the following:

“3.2.1.    Floorplan Loan Facility Generally.  Each Lender shall, subject to the terms and limitations in this Section 3.2, Section 3.6, and elsewhere herein, make available to Borrower such Lender’s pro-rata share (as listed on Exhibit 3 hereto) of an “Aggregate Floorplan Loan Facility” that is (A) Eighty Million Dollars ($80,000,000) plus, if applicable, (B) at any time, the unused portion of the Aggregate Revolving Loan Facility, by funding such Lender’s pro-rata share thereof as provided for herein.  Each Lender’s Floorplan Loan Facility is its pro-rata share of the Aggregate Floorplan Loan Facility.  All Floorplan Loan Advances and Interim Floorplan Loan Advances will be made directly to approved Vendors and not to the Borrower.  No Floorplan Loan Advance will be made which would result in either: (i) the sum of the Aggregate Floorplan Loan, the Interim Floorplan Loan, and all unfunded Approvals, exceeding Total Aggregate Facility Limit; or (ii) the Lenders’ Exposure exceeding the Total Aggregate Facility Limit.  Subject to the terms of this Agreement, payments and prepayments that are applied to reduce the Aggregate Floorplan Loan may be re-borrowed through subsequent Floorplan Loan Advances, subject to the terms and conditions of this Agreement and the Loan Documents.  The Aggregate Floorplan Loan Facility is not a commitment to lend or advance funds but is a discretionary facility.  From and after the date on which the Administrative Agent has actual knowledge of an Event of Default under Section 16.1.1 or under Section 16.1.12, no further Approvals will be issued and except with respect to existing unfunded Approvals, no further Floorplan Loan Advances shall be made.  From and after the date on which Administrative Agent has actual knowledge of any other Event of Default, no further Approvals will be issued if the Administrative Agent so chooses in its discretion to no longer issue Approvals or if the Required Lenders direct the Administrative Agent to no longer issue Approvals, and except with respect to existing unfunded Approvals, no further Floorplan Loan Advances shall be made.”

4.6.         Total Aggregate Facility Limit.  Section 3.6 of the Loan Agreement is deleted and replaced with the following:

“3.6.      Total Aggregate Facility Limit.  Notwithstanding the Commitments herein or anything else contained in this Agreement or any of the other Loan Documents to the contrary, Borrower, Administrative Agent and each Lender acknowledge and agree that at no time shall the Aggregate Revolving Loan, the Swingline Loan, the Aggregate Floorplan Loan, the Interim Floorplan Loan, the Letter of Credit Exposure and all unfunded Approvals, exceed Eighty Million Dollars ($80,000,000) in the aggregate (the “Total Aggregate Facility Limit”).”

4.7.         Prime Increments and LIBOR Increments.   The chart in Section 4.8 of the Loan Agreement is deleted in its entirety and replaced with the following:

“Total Funded Indebtedness to EBITDA (calculate as set forth herein)	Revolving Loans and Swingline Loans LIBOR Increment	Floorplan Loans LIBOR Increment	Base Rate Increment for Revolving Loans and Swingline Loans	Base Rate Increment for Floorplan Loans
less than or equal to 2.75:1.00 but greater than 2.50:1.00	3.00%	as agreed to between Administrative Agent and each Lender	1.00%	as agreed to between Administrative Agent and each Lender
less than or equal to 2.50:1.00 but greater than 2.00:1.00	2.75%	as agreed to between Administrative Agent and each Lender	0.75%	as agreed to between Administrative Agent and each Lender
(A) less than or equal 2.00:1.00 but greater than or equal to 1.00:1.00 OR (B) less than 1.00:1.00 and Borrower’s quarterly volume for the preceding quarter for the Floorplan Loan Facility is less than $30,000,000	2.50%	as agreed to between Administrative Agent and each Lender	0.50%	as agreed to between Administrative Agent and each Lender
(i) less than 1.00:1.00 AND (ii) Borrower’s quarterly volume for the preceding quarter for the Floorplan Loan Facility is greater than or equal to $30,000,000	2.00%	as agreed to between Administrative Agent and each Lender	0.00%	as agreed to between Administrative Agent and each Lender

4.8.         Computation.   Section 4.11 of the Loan Agreement is deleted in its entirety and replaced with the following:

“4.11.    Computation.  Interest shall be computed for the actual days elapsed over a year deemed to consist of 360 days for all LIBOR Loans and all Base Rate Loans.  The Base Rate and the LIBOR Rate that are Revolving Loans will be determined by Administrative Agent before the initial Advance on the Effective Date and with respect to Base Rate Loans that are Revolving Loans, on each Business Day thereafter when the Base Rate changes, and with respect to LIBOR Rate Loans that are Revolving Loans each week.  Interest rates that are based on the LIBOR Rate and the Base Rate shall change simultaneously with any change as determined in the preceding sentence in the LIBOR Rate or Base Rate, as the case may be, and shall be effective for the entire day on which such change becomes effective.”

4.9.          Maturity.  Section 6.1.2.3 of the Loan Agreement is deleted in its entirety and replaced with the following:

“6.1.2.3  Maturity.  Borrower shall repay the entire amount of the Aggregate Revolving Loan on June 25, 2009 and Borrower shall repay the entire amount of the Swingline Loan on demand, or if no demand is made, on June 25, 2009, and plus at such time, payment of cash collateral satisfactory to Administrative Agent as security for Borrower’s obligation to reimburse the Letter of Credit Issuer for 105% of all draws and expenses under all outstanding Letters of Credit.  Borrower shall repay the entire amount of the Aggregate Floorplan Loan and the Interim Floorplan Loan on the date as provided in Section 3.2.7 or specified elsewhere in this Agreement or if no demand is made as set forth in Section 3.2.7 or elsewhere in this Agreement, then on June 25, 2011 (such date being, the “Floorplan Loan Maturity Date”), plus cash collateral equal to 100% of any unfunded Approvals, in which case such Approvals shall be otherwise paid in accordance with the applicable Statements of Transaction.”

4.10.        Eligibility of Collateral.   Section 11.46 of the Loan Agreement is deleted in its entirety and replaced with the following:

“11.46.   Eligibility of Collateral.  Each Account (including, without limitation, each Unbilled Service Account) which Borrower, expressly or by implication, requests Administrative Agent to classify as an Eligible Account or Eligible Unbilled Service Account, as the case may be, will, as of the time when such request is made, conform in all respects to the requirements of such classification set forth in the definition of Eligible Accounts or Eligible Unbilled Service Accounts, as the case may be.”

4.11.        Borrowing Base Certificate.   Section 13.14.1 of the Loan Agreement is deleted in its entirety and replaced with the following:

“13.14.1.  Borrowing Base Certificate.  On the Effective Date and periodically thereafter, but not less often than monthly delivered within 15 days following the end of each fiscal month, a Borrowing Base Certificate in substantially the form of Exhibit 13.14.1 duly completed and signed by the Chief Financial Officer or other Borrowing Officer of the Borrowing Agent.  If there is an Existing Default, Borrower shall provide a Borrowing Base Certificate at least weekly and more often if so requested by Administrative Agent in its sole and absolute discretion.  Each Borrowing Base Certificate shall be in the form attached hereto as Exhibit 13.14.1.  The Borrowing Base Certificate shall also show the aggregate amount of Account and Eligible Accounts of Pomeroy Select Integration Solutions, Inc.  The Borrowing Base Certificate shall also show all Eligible Unbilled Service Accounts, and shall have attached thereto, the “Trade Accrual GL # 1103” (from Borrower’s general ledger report), specifically identified as the “Recruitmax Accrual Report.””

4.12.         Distributions.   Section 14.10 of the Loan Agreement is deleted in its entirety and replaced with the following (and the parties hereto acknowledge that all of Section 14.10 is being restated, although only Section 14.10.1 has been modified):

“14.10.   Distributions.  Directly or indirectly declare or make, or incur any liability to make, any Distribution to any Person except:

14.10.1.   If (A) there is no Existing Default and no Default or Event of Default is reasonably likely to occur from any such Distribution, and (B) the Maximum Available Amount plus the Dollar amount of all cash on the Borrower’s balance sheet minus the then-outstanding Revolving Loans, exceeds Twenty Five Million Dollars ($25,000,000) (both before and after giving effect to any such Distribution), up to Ten Million Dollars ($10,000,000) in the aggregate per calendar year in one or more series of transactions  (excluding any redemption of Preferred Capital Stock, which is covered exclusively in Section 14.10.2) of Distributions, and for the period from June 25, 2008 through and including June 25, 2009, up to Ten Million Dollars ($10,000,000) in the aggregate for all Distributions during such period.

14.10.2.   If there is no Existing Default and no Default or Event of Default is reasonably likely to occur, the redemption of Preferred Capital Stock in one or more series of transactions, up to the lesser of (A) Ten Million Dollars ($10,000,000) in the aggregate during the term of this Agreement, and (B) the Dollar amount of all outstanding Preferred Capital Stock.”

4.13.        Minimum Tangible Net Worth.   For all reporting periods after June 25, 2008, Section 15.2 of the Loan Agreement is deleted in its entirety and replaced with the following:

“15.2.      Minimum Tangible Net Worth.  Each Borrower covenants that Tangible Net Worth on the last day of each fiscal quarter shall be no less than (i) for the fiscal quarters ending July 5, 2008 and October 5, 2008, as of the last day of each such fiscal quarter, not less than Sixty Five Million Dollars ($65,000,000), and (ii) for the fiscal quarter ending January 5, 2009, and as of any fiscal quarter end thereafter, as of the last day of each such fiscal quarter, no less than Seventy Million Dollars ($70,000,000).”

4.14.       Removal of Maximum Net Loss After Tax Covenant .
For all reporting periods after June 25, 2008, Section 15.3 of the Loan Agreement is deleted in its entirety and replaced with the following:

“15.3.      Intentionally Omitted.  Intentionally Omitted.”

4.15.       Fixed Charges.   For all reporting periods after June 25, 2008, Section 15.4 of the Loan Agreement is deleted in its entirety and replaced with the following:

“15.4.     Minimum Fixed Charge Coverage.  Each Borrower covenants that the ratio of Borrower’s EBITDA calculated as of the day of each fiscal quarter for the four fiscal quarter then ended, to Fixed Charges, calculated as of the last day of each fiscal quarter for the four fiscal quarter period then ended, shall be no less than the ratio specified below; provided, however, for the October 5, 2008 calculation, the components of such ratio (other than the payments in clause (ii) of the definition of Fixed Charges) shall be calculated only for such fiscal quarter end on an annualized basis, for the January 5, 2008 calculation, the components of such ratio (other than the payments in clause (ii) of the definition of Fixed Charges) shall be calculated only for the two most recent fiscal quarters ended on an annualized basis, and for the April 5, 2009 calculation, the components of such ratio (other than the payments in clause (ii) of the definition of Fixed Charges) shall be calculated only for the three most recent fiscal quarters ended on an annualized basis:

Four Fiscal Quarter period ending on the following dates (unless another period is noted above):	Minimum Fixed Charge Coverage Ratio
October 5, 2008	1.25:1.00
January 5, 2009	1.25:1.00
April 5, 2009	1.50:1.00”

4.16.        Maximum Total Funded Indebtedness to EBITDA. For all reporting periods after June 25, 2008, Section 15.5 of the Loan Agreement is deleted in its entirety and replaced with the following:

“15.5.      Maximum Total Funded Indebtedness to EBITDA.  Each Borrower covenants that the ratio of Total Funded Indebtedness as of the last day of any fiscal quarter, to EBITDA, calculated as of the last day of each fiscal quarter for the four fiscal quarter period then ended, shall be no greater than the ratio specified below; provided, however for the October 5, 2008 calculation, the EBITDA component of such ratio shall be calculated only for such fiscal quarter end on an annualized basis, for the January 5, 2008 calculation, the EBITDA component of such ratio shall be calculated only for the two most recent fiscal quarters ended on an annualized basis, and for the April 5, 2009 calculation, the EBITDA component of such ratio shall be calculated only for the three most recent fiscal quarters ended on an annualized basis:

Four Fiscal Quarter period ending on the following dates (unless another period is noted above):	Maximum Total Funded Indebtedness to EBITDA
October 5, 2008	2.75:1.00
January 5, 2009	2.75:1.00
April 5, 2009	2.75:1.00”

4.17.        Termination Fee.  Section 18.15.1 of the Loan Agreement is deleted in its entirety and replaced with the following:

“18.15.1.   Termination Fee.  Borrower may terminate no less than all of the Commitments at any time prior to the Revolving Loan Maturity Date upon:  (a) at least 60 days written notice to Administrative Agent; (b) payment to Administrative Agent of all Loan Obligations; and (c) the one-time payment of an amount as follows, if applicable, to the Administrative Agent for the pro-rata benefit of the Lenders (such payment being the “Termination Fee”):

Date of Termination	Percent of Aggregate Commitments

Revolving Loan Maturity Date	$250,000

Notwithstanding the foregoing, (i) if the Lenders are replaced and the Loan Obligations are fully and indefeasibly paid in cash by a new bank group providing comparable financing (including a similar floorplan line of credit) and if Pomeroy IT Solutions, Inc. is no longer publicly-traded, and GE Commercial Distribution Finance Corporation is the lead agent for any such new bank group, then the foregoing Termination Fee shall be waived, and (ii) if the Required Lenders elect to terminate the Commitments as set forth in Section 3.5, and if the Borrower fully and indefeasibly pays the Loan Obligations in cash within 90 days of its receipt of such termination notice, then the Termination Fee shall be waived.

In addition, (i) if the Aggregate Floorplan Loan volume plus, without duplication, the Interim Floorplan Loan volume for the period July 1, 2008 through October 31, 2008 is greater than $40,000,000, then the Termination Fee shall be reduced by $33,333.00, (ii) if the Aggregate Floorplan Loan volume plus, without duplication, the Interim Floorplan Loan volume for the period November 1, 2008 through January 31, 2009 is greater than $40,000,000, then the Termination Fee shall be reduced by an additional $33,333.00, and (iii) if the Aggregate Floorplan Loan volume plus, without duplication, the Interim Floorplan Loan volume for the period February 1, 2009 through April 30, 2009 is greater than $40,000,000.00, then the Termination Fee shall be reduced by an additional $33,333.00.”

4.18.        Existing Definitions:  Account and Floorplan Inventory Value.  The definition of Account and the definition of Floorplan Inventory Value in Exhibit 2.1 to the Credit Agreement are deleted in their entirety, respectively, and replaced, respectively, with the following:

“Account -- as to any Person, the right of such Person to payment for goods sold or leased or for services rendered by such Person, including, without limitation, all Unbilled Service Accounts, but excluding Lease-in-Process Inventory.”

“Floorplan Inventory Value -- means the sum of one hundred percent (100%) of the total aggregate wholesale invoice price of all of Borrower’s Inventory (other than “service Inventory”) and fifty percent (50%) of the total aggregate invoice price of all of Borrower’s “service Inventory” (or such lesser percentage as determined by Administrative Agent pursuant to appraisals and/or exams), in each case with respect to the foregoing, financed under the Floorplan Loan Facility and the Interim Floorplan Loan Facility in which Administrative Agent has a first priority, perfected Security Interest (subject to no other Security Interest) that is unsold and not leased by Borrower and is in Borrower’s possession and control as of the date of determination, less the amount of any such Inventory reported by the Borrower (if the Borrower is required by the Administrative Agent or the Required Lenders to report) as demonstration items or Inventory that is obsolete or otherwise unmerchantable and less the amount of any such Inventory that has been in the possession or control of any Borrower for more than 180 days.”

4.19.        New Definitions. The following definitions are added to Exhibit 2.1 to the Loan Agreement in alphabetical order as follows:

“Eligible Unbilled Service Accounts is defined in Section 3.1.6.”

“Unbilled Service Accounts means all unbilled Accounts listed under Trade Accrual GL # 1103 (Borrower’s general ledger), specifically identified as the Recruitmax Accrual Report.”

4.20.        Exhibit 3. The existing Exhibit 3 attached to the Loan Agreement is deleted and replaced with the Exhibit 3 attached hereto as Exhibit C.

4.21.        Schedule II to the Compliance Certificate. The existing Schedule II to the Compliance Certificate attached to the Loan Agreement is deleted and replaced with the Schedule II to the Compliance Certificate attached hereto as Exhibit D.

5.             Representations and Warranties of Borrower.   Each Borrower hereby represents and warrants to Administrative Agent and Lender that (i) such Borrower’s execution of this Agreement has been duly authorized by all requisite action of such Borrower, (ii) no consents are necessary from any third parties for such Borrower’s execution, delivery or performance of this Agreement, (iii) this Agreement, the Loan Agreement, and each of the other Loan Documents, constitute the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms, except to the extent that the enforceability thereof against Borrower may be limited by bankruptcy, insolvency or other laws affecting the enforceability of creditors rights generally or by equity principles of general application, (iv) except as disclosed on the disclosure schedule attached to the Loan Agreement and attached hereto as Exhibit B, all of the representations and warranties contained in Section 11 of the Loan Agreement are true and correct with the same force and effect as if made on and as of the date of this Agreement, and (v) after giving effect to this Agreement, there is no Existing Default.

6.             Customer Identification - USA PATRIOT Act Notice.   Administrative Agent and Lender hereby notifies the Borrowers and each other Covered Person that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (as amended from time to time (including any successor statute) and together with all rules promulgated thereunder, collectively, the “Act”), it is required to obtain, verify and record information that identifies the Borrowers and each other Covered Person, which information includes the name and address of the Borrowers and each other Covered Person and other information that will allow Administrative Agent and Lender to identify the Borrowers and each other Covered Person in accordance with the Act.

7.             Reaffirmation.   Each Borrower hereby represents, warrants, acknowledges and confirms that (i) except as specifically modified by the terms of this Agreement, the Loan Agreement and the other Loan Documents remain in full force and effect as amended by this Agreement, (ii) such Borrower has no defense to its obligations under the Loan Agreement and the other Loan Documents, and the Loan Obligations are due and owing to the Administrative Agent and Lender without setoff or counterclaim, (iii) the Security Interests of the Administrative Agent (held for the ratable benefit of the Lenders) under the Security Documents secure all the Loan Obligations, are reaffirmed in all respects, continue in full force and effect, have the same priority as before this Agreement, and are not impaired or extinguished in any respect by this Agreement, and (iv) such Borrower has no claim against Administrative Agent or any Lender arising from or in connection with the Loan Agreement or the other Loan Documents and any such claim is hereby irrevocably waived and released and discharged forever.  Until the Loan Obligations are paid in full in cash and all obligations and liabilities of each Borrower under this Agreement and the Loan Documents are performed and paid in full in cash, each Borrower agrees and covenants that they are respectively bound by the covenants and agreements set forth in the Loan Agreement, Loan Document and in this Agreement.  The Borrowers hereby ratify and confirm the Loan Obligations.  This Agreement does not create or constitute, and is not, a novation of the Loan Agreement and the other Loan Documents.

8.             Release.   As a material part of the consideration for Administrative Agent and Lender entering into this Agreement, each Borrower, jointly and severally, for themselves and their officers, directors, employees and agents (collectively “Releasor”) hereby forever releases, forever waives and forever discharges Administrative Agent, each Lender, and Administrative Agent’s and Lender’s predecessors, successors, assigns, officers, managers, directors, shareholders, employees, agents, attorneys, representatives, parent corporations, subsidiaries, and affiliates (hereinafter all of the above collectively referred to as “Administrative Agent and Lender Group”), jointly and severally, from any and all claims, counterclaims, demands, damages, debts, agreements, covenants, suits, contracts, obligations, liabilities, accounts, offsets, rights, actions, and causes of action of any nature whatsoever, including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity, and whether arising under, arising in connection with, or arising from, the Loan Agreement, and the other Loan Documents or otherwise, whether presently possessed or possessed in the future, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether presently accrued or to accrue hereafter, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which Releasor may have or claim to, have against any of Administrative Agent and Lender Group.

9.             Governing Law.   This Agreement has been executed and delivered in St. Louis, Missouri, and shall be governed by and construed under the laws of the State of Missouri without giving effect to choice or conflicts of law principles thereunder.

10.           Section Titles.   The section titles in this Agreement are for convenience of reference only and shall not be construed so as to modify any provisions of this Agreement.

11.          Fees and Expenses.   Borrower shall promptly pay to Administrative Agent all fees, expenses and other amounts owing to Administrative Agent under the Loan Agreement and the other Loan Documents upon demand, including, without limitation, all reasonable fees, costs and expenses incurred by Administrative Agent in connection with the preparation, negotiation, execution, and delivery of this Agreement, but excluding costs and expenses incurred by Administrative Agent in performing periodic field exams if such field exams are performed while there is no Existing Default.

12.          Counterparts; Facsimile Transmissions.   This Agreement may be executed in one or more counterparts and on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Signatures to this Agreement may be given by facsimile or other electronic transmission, and such signatures shall be fully binding on the party sending the same.

13.           Incorporation By Reference.   Administrative Agent, Lender and Borrower hereby agree that all of the terms of the Loan Documents are incorporated in and made a part of this Agreement by this reference.  This Agreement is a Loan Document.

14.           Notice—Insurance.
The following notice is given pursuant to Section 427.120 of the Missouri Revised Statutes; nothing contained in such notice shall be deemed to limit or modify the terms of the Loan Documents:

UNLESS YOU PROVIDE EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY YOUR AGREEMENT WITH US, WE MAY PURCHASE INSURANCE AT YOUR EXPENSE TO PROTECT OUR INTERESTS IN YOUR COLLATERAL.  THIS INSURANCE MAY, BUT NEED NOT, PROTECT YOUR INTERESTS.  THE COVERAGE THAT WE PURCHASE MAY NOT PAY ANY CLAIM THAT YOU MAKE OR ANY CLAIM THAT IS MADE AGAINST YOU IN CONNECTION WITH THE COLLATERAL.  YOU MAY LATER CANCEL ANY INSURANCE PURCHASED BY US, BUT ONLY AFTER PROVIDING EVIDENCE THAT YOU HAVE OBTAINED INSURANCE AS REQUIRED BY OUR AGREEMENT.  IF WE PURCHASE INSURANCE FOR THE COLLATERAL, YOU WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING THE INSURANCE PREMIUM, INTEREST AND ANY OTHER CHARGES WE MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE.  THE COSTS OF THE INSURANCE MAY BE ADDED TO YOUR TOTAL OUTSTANDING BALANCE OR OBLIGATION.  THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE YOU MAY BE ABLE TO OBTAIN ON YOUR OWN.

15.           Notice—Oral Commitments Not Enforceable.
The following notice is given pursuant to Sections 432.045 and 432.047 of the Missouri Revised Statutes; nothing contained in such notice shall be deemed to limit or modify the terms of the Loan Documents:

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

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IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

POMEROY IT SOLUTIONS, INC.
(formerly known as, Pomeroy Computer Resources, Inc.,
as successor by merger with Val Tech Computer Systems, Inc.)

By:
Name:
Title:

POMEROY SELECT INTEGRATION SOLUTIONS, INC.

By:
Name:
Title:

POMEROY STAFFING SOLUTIONS, LLC
(formerly, prior to conversion, Pomeroy Select Advisory Services, Inc.)

By:
Name:
Title:

POMEROY IT SOLUTIONS SALES COMPANY, INC.
(formerly known as, Pomeroy Computer Resources Sales Company, Inc., and as successor by merger with TheLinc, LLC and as successor by merger with Micrologic Business Systems of K.C., LLC)

By:
Name:
Title:

POMEROY COMPUTER RESOURCES HOLDING COMPANY, INC.

By:
Name:
Title:

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POMEROY COMPUTER RESOURCES OPERATIONS, LLP

By: Pomeroy IT Solutions, Inc., its partner

By:
Name:
Title:

PCR HOLDINGS, INC.
(formerly known as, Technology Integration Financial Services, Inc.)

By:
Name:
Title:

PCR PROPERTIES, LLC
(formerly, prior to conversion, PCR Properties, Inc.,
and prior to such conversion, formerly known as, T.I.F.S. Advisory Services, Inc.)

By:
Name:
Title:

ALTERNATIVE RESOURCES CORPORATION
(as successor by merger with Pomeroy Acquisition Sub, Inc.)

By:
Name:
Title:

ARC SERVICE, INC.

By:
Name:
Title:

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ARC STAFFING MANAGEMENT LLC

By:
Name:
Title:

ARC SHARED SERVICES LLC

By:
Name:
Title:

ARC TECHNOLOGY MANAGEMENT LLC

By:
Name:
Title:

ARC SOLUTIONS, INC.

By:
Name:
Title:

ARC MIDHOLDING, INC.

By:
Name:
Title:

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GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION,
 formerly known as Deutsche Financial Services Corporation,
 as Administrative Agent and as Lender

By:
Name:
Title:

{end of signatures}

Exhibit A

Documents and Requirements

1.	Amendment No. 6 to Amended and Restated Credit Facilities Agreement executed by Borrower and Lender.

2.	Ninth Amended and Restated Revolving Note payable to GE Commercial Distribution Finance Corporation.

3.	Secretary’s Certificate (certifying resolutions) for each of the following:

a)	Pomeroy IT Solutions, Inc. (formerly known as, Pomeroy Computer Resources, Inc., and as successor by merger with Val Tech Computer Systems, Inc.),
b)	Pomeroy Select Integration Solutions, Inc.,
c)
Pomeroy IT Solutions Sales Company, Inc. (formerly known as, Pomeroy Computer Resources Sales Company, Inc., and as successor by merger with TheLinc, LLC and as successor by merger with Micrologic Business Systems of K.C., LLC),

d)	Pomeroy Computer Resources Holding Company, Inc.,
e)	PCR Holdings, Inc. (formerly known as, Technology Integration Financial Services, Inc.),
f)	Alternative Resources Corporation, a Delaware corporation (as successor by merger with Pomeroy Acquisition Sub, Inc.),
g)	ARC Service, Inc., a Delaware corporation,
h)	ARC Solutions, Inc., a Delaware corporation, and
i)	ARC Midholding, Inc., a Delaware corporation

4.	Secretary’s Certificate (certifying resolutions) for Pomeroy Computer Resources Operations, LLP

5.	Member’s Certificate (certifying resolutions) for:
a)	ARC Staffing Management LLC, a Delaware limited liability company,
b)	ARC Shared Services LLC, a Delaware limited liability company,
c)	ARC Technology Management LLC, a Delaware limited liability company,
d)	Pomeroy Staffing Solutions, LLC (formerly, prior to conversion, Pomeroy Select Advisory Services, Inc., and after conversion, formerly Pomeroy Select Advisory Services, LLC), and
e)	PCR Properties, LLC (formerly, prior to conversion, PCR Properties, Inc., and prior to such conversion, formerly known as, T.I.F.S. Advisory Services, Inc.).

6.	Payment of Sixth Amendment Fee.

Exhibit B

Supplemental Disclosure Schedule

NONE

Exhibit C

EXHIBIT 3

Subject to the Total Aggregate Facility Limit

LENDER	TOTALS	REVOLVING LOAN COMMITMENT	FLOORPLAN LOAN FACILITY	PRO-RATA SHARES
GE Commercial Distribution Finance Corporation	$80,000,000.00	$80,000,000.00	$80,000,000.00	100.000000%
AGGREGATES	$80,000,000.00	$80,000,000.00	$80,000,000.00	100.000000%

Exhibit D

SCHEDULE II TO COMPLIANCE CERTIFICATE

Note: the text of Section 15 of the Loan Agreement controls over any difference between this certificate and Section 15 of the Loan Agreement.   Reference should be made to the Loan Agreement for more specific instructions regarding the calculation periods and how the components of the financial covenants should be calculated.

Note: Borrower shall also include the calculation necessary for the calculations in Section 4.8 (see Item VI below).

All calculations done in accordance with GAAP on a consolidated basis, in accordance with the provisions of the Credit Facilities Agreement and are based on the period ended __________________.

I.	Minimum Tangible Net Worth

	A.	Actual Tangible Net Worth required as of the end of the fiscal quarter		$

	B.	Minimum Tangible Net Worth required by Section 15.2		$

II	Minimum Fixed Charge Coverage Ratio (note: certain quarters are not rolling 12 months)

	A.	EBITDA (for preceding 4 fiscal quarters) (see Item IIIB(ix))		$

	B.	(i)	Interest Expense	$
		(ii)	scheduled principal payments on long term Indebtedness (but excluding all scheduled principal payments on the Subordinated Indebtedness)	$
		(iii)	federal, state and local income taxes paid in cash	$
		(iv)	Capital Expenditures (excluding permitted expenditures for Permitted Acquisitions or acquisitions otherwise consented to in writing by Required Lenders)	$
		(v)	dividends and distributions paid or declared	$
		(vi)	the sum of all scheduled payments under all Capital Leases for the four (4) preceding fiscal quarters	$
		(vii)	Sum of items (i) through (vi) is Fixed Charges	$

	C.	Ratio of Item IIA to Item IIB(vii)

	D.	Minimum ratio permitted by Section 15.4			to 1.00

III.	Maximum Total Funded Indebtedness to EBITDA (note: certain quarters are not rolling 12 months) --ALSO TO BE USED FOR SECTION 4.8

	A.	Total Funded Indebtedness (see definition in Section 15.1)		$

B.	EBITDA (for preceding 4 fiscal quarters)
(see definition of EBITDA in Section 15.1)
	(i)	Net Income	$
	(ii)	Interest Expense	$
	(iii)	income tax expense	$
	(iv)	depreciation expense	$
	(v)	amortization expense	$
	(vi)	Restricted Stock & Stock Option Stock non-Cash Compensation costs required to be expensed per SFAS 123R	$
	(vii)	extraordinary losses in such period	$
	(viii)	extraordinary gains and income unrelated to continuing operations in such period	$
	(ix)	Sum of items (i) through (vii) less item (viii) is EBITDA	$

C.	Ratio of Item IIIA to Item IIIB(ix)

D.	Maximum ratio permitted by Section 15.5			to 1.00